Exhibit 10.1

AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (this “Lease”) is entered into this 14th day of December 2016 (the “Effective Date”), by and between ADDWIN REALTY ASSOCIATES, LLC, a New York limited liability company (“Landlord”) and GLOBAL EQUIPMENT COMPANY INC. (“Tenant”), to amend and restate the terms and conditions of the Lease dated September 20, 1988, as amended (the “Original Lease”), by and between Landlord (as successor to the interest of ADDWIN REALTY ASSOCIATES, a New York limited partnership under the Original Lease) and Tenant (as successor to the interest of GLOBAL COMPUTER SUPPLIES INC. under the Original Lease, who was further successor to the interest of CONTINENTAL DYNAMICS CORPORATION under the Original Lease).

RECITALS

WHEREAS, Landlord and Tenant are parties to the Original Lease related to the Premises (defined below); and

WHEREAS, the parties desire to amend and restate the Original Lease as of the Effective Date as set forth herein;

NOW, THEREFORE, AND IN CONSIDERATION of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             BASIC TERMS. The following terms shall have the meaning set forth in this Lease:

1.1           Building. The land and building located at 11 Harbor Park Drive, Port Washington, NY 11050 (the “Premises”). The Premises leased to Tenant consist of approximately 83,600 rentable square feet. For purposes of this Lease, the parties accept the number of square feet shown above, even if measurement or confirmation might yield a different number of square feet.

1.2           Base Rent. The amount of $936,457.20 per year for the year beginning on January 1, 2017 (the “Rent Commencement Date”) and ending on December 31, 2017, payable in twelve (12) equal monthly installments as set forth in Section 3 below (the “Base Rent”). Thereafter the Base Rent above shall be increased on the annual anniversary on each successive annual anniversary of the Commencement Date during the Term of the Lease (each such annual anniversary date being hereinafter referred to as the “Escalation Date”). Such increase in the Base Rent shall be an amount equal to the product of the Percentage Increase (as defined below) for the Escalation Date multiplied by the Base Rent charged for the year immediately preceding the Escalation Date. Such increased Base Rent shall be payable in 12 monthly installments in advance of the first day of each calendar month commencing on the Escalation Date and continuing until the next Escalation Date. Landlord shall notify Tenant in writing of such increased Base Rent as soon as such determination is reasonably possible. If notification is not given until after the Escalation Date, any increased amounts due but not paid since the Escalation Date shall be payable within 30 days after Tenant’s receipt of such notice. As used in this Section

(a)           “Index” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, all items (1982-1984 = 100), not seasonally adjusted, published and issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau of Labor Statistics”). In the event that the Consumer Price Index ceases to use the 1982-1984 average of One Hundred (100) as the basis of calculation, or if a change is made in the terms of particular items contained in the Consumer Price Index, the Consumer Price Index shall, at the discretion of Landlord, be adjusted to the figure that would have been arrived at had the change in the manner of computing the Consumer Price Index in effect at the Effective Date of the Lease not been affected. In the event that such Consumer Price Index (or successor or substituted Consumer Price Index) is not available, a reliable governmental or other non-partisan publication, evaluating the purchase power of money, may be used at the discretion of Landlord.

(b)           “Comparative Month” shall mean the calendar month, which is completed immediately prior to 12 months before each Escalation Date during the Term.

(c)           “Percentage Increase” for each Escalation Date shall mean the increase in the Index (expressed as a percentage) during the 12-month period immediately preceding the Comparative Month.

1.3           Permitted Use. Tenant shall use and occupy the Premises for offices and warehouse use, and for the other business activities of Tenant, and for no other purpose.

1.4           Landlord’s Address for Notices.

Addwin Realty Associates
11 Harbor Park Drive
Port Washington, NY 11050
Attn: Richard Leeds

1.5           Tenant’s Address for Notices.

Global Equipment Company Inc.
11 Harbor Park Drive
Port Washington, NY 11050
Attn: General Counsel

1.6           Security Deposit. None.

2.             DEMISE AND TERM.

2.1           Landlord leases the Premises to Tenant and Tenant leases from Landlord the Premises subject to the provisions of this Lease.

2.2           The term shall commence on the Effective Date and shall expire on the December 31, 2026, as same may be extended pursuant to this Lease, or such earlier date on which the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law (the “Term”).

2.3           Provided this Lease is in full force and effect and Tenant is not in default of any of the terms and conditions of this Lease beyond the expiration of any applicable cure periods as of the date of exercise of the option to extend provided herein, Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each commencing upon the expiration of the initial Term. The option shall be exercised only by Tenant giving written notice thereof which is received by Landlord not less than nine (9) months prior to the expiration of the initial Term, time being of the essence; provided, however, Tenant shall be entitled to exercise the option to extend granted herein, and the Term of the Lease shall, in fact, be extended. Tenant’s failure to exercise the first extension Term in accordance with this Section shall extinguish the second extension Term. In the event that the Term of this Lease is in fact extended pursuant to the foregoing, then any such extension shall be upon all of the same terms, covenants, provisions and conditions as contained in this Lease.

3.             RENT. Tenant will pay to Landlord at Landlord’s address set forth above or such other place designated by Landlord, without prior demand or notice, the rent for the Premises consisting of Base Rent set forth in Section 3.1 and any other additional payments due under this Lease, including Additional Rent. The obligation of Tenant to pay rent is an independent covenant.

3.1           Rent. Commencing on the Rent Commencement Date and continuing throughout the Term of this Lease, Tenant shall pay to Landlord Base Rent in the amount specified above payable in advance monthly installments on the first day of each month during the Term. Base Rent shall be paid without any expense, charge, deduction, offset or counterclaim by reason of any obligation of Landlord.

3.2           Late Charge. Tenant acknowledges that late payment of rent (Base Rent or Additional Rent) involves additional costs to Landlord for collection and bookkeeping, and, accordingly, if rent (Base Rent or Additional Rent) due hereunder is not paid by the 5th day after it is due, then Tenant shall pay upon demand, as additional rent, a late charge equal to three percent (3%) of the amount required to be paid. The payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant or to relieve Tenant of its obligation to pay all such sums at the time or times herein when due, and neither the demand for, nor collection by Landlord, of such late charge shall be construed as a cure of Tenant’s default in the payment of rent.

3.3           Triple Net Lease. This Lease is what is commonly called a triple net lease, it being understood that Landlord shall receive the Base Rent set forth above free and clear of any and all other impositions, taxes, assessments, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises. In addition to the Base Rent, Tenant shall pay to Landlord, or to the other persons or entities respectively entitled, or pay all such expenses directly, all taxes and impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term. All of such charges, costs and expenses when due, shall constitute additional rent (“Additional Rent”), and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Base Rent. Base Rent, Additional Rent and all other sums payable under this Lease by Tenant shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

4.              TAXES.

4.1           Taxes. “Taxes” shall mean real estate taxes, assessments (general or special), sewer rents, rates and charges, transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, inheritance, capital stock, or any other taxes imposed upon or measured by Landlord’s income or profits) which may now or subsequently be levied, assessed or imposed against all or any portion of the Premises or interest in the Premises (including those portions outside of the Premises). Notwithstanding anything contained in the foregoing definition to the contrary:

(a)           If at any time the method of taxation then prevailing shall be altered so that all or any part of any new or additional tax, assessment, levy, imposition or charge shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase in such Taxes, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Premises, the rents or other income from the Premises or any leases of all or any part of the Premises, then all or any part of such new taxes, assessments, levies, impositions or charges, shall be included in Taxes levied, assessed or imposed against the Premises.

(b)           Notwithstanding the year for which any such taxes or assessments are levied, in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest, payable during any year shall be considered Taxes assessed and levied for that year. Except as provided in the preceding sentence, all references to Taxes assessed, levied, confirmed or imposed during a particular year shall be deemed to refer to Taxes levied, assessed or otherwise payable during such year without regard to when such Taxes are imposed.

(c)           Taxes shall also include personal property taxes (if any) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances located on and used in connection with Tenant’s use of the Premises or its operation.

4.2           Payment. Tenant shall pay directly, unless otherwise required by Landlord’s lender, before any fine, penalty, interest or cost is incurred, all Taxes which are assessed, levied, confirmed, imposed or which become a lien upon the Premises with respect to any period of time within the Term. Tenant shall deliver proof of payment of the Taxes upon Landlord’s request therefor.

4.3           Contest. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Tax by appropriate proceedings diligently conducted in good faith, but only after payment of such Tax. In connection with any such contest, Tenant shall reimburse Landlord for all attorneys fees and other costs incurred by Landlord on demand and shall pay when due the Tax, if any, as finally determined in such proceedings which Tenant had not previously paid, and all costs, fees, including attorneys’ fees, interest, penalties, fines and other liabilities relating thereto.

5.              CONDITION OF PREMISES. Tenant acknowledges that it is leasing the Premises in its “AS IS”, “WHERE IS” condition without any representation or warranty by the Landlord. Landlord shall not be required to perform any improvements or to rework, remodel or recondition the Premises in any manner whatsoever for Tenant’s use and occupancy thereof.

6.             USE. The Premises shall be used only for the purpose set forth in Section 1.7 above and for no other purposes without Landlord’s express prior written consent. Tenant shall be solely responsible for securing all necessary and appropriate permits, licenses and approvals from all governmental authorities having jurisdiction for the use of the Premises as set forth herein. Tenant shall not do or permit anything to be done in or about the Premises which in any way will obstruct or interfere with the rights of any other occupants of the Premises, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose or which could injure the reputation of the Premises or otherwise violate any recorded covenant or restriction affecting the Premises. Tenant shall not cause or maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Premises.

7.             COMPLIANCE WITH LAWS AND PREMISES RULES. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of the local Board of Fire Underwriters or any similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, and with any recorded covenants or restrictions affecting the Premises. Tenant shall also observe and comply with the requirements of all policies of insurance at any time in force with respect to the Premises, and Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the cost of any insurance now or thereafter carried on the Premises or any of its contents or that will invalidate any such insurance. Tenant shall also comply with any reasonable rules and regulations to regulate the use, occupancy and operation of the Premises which may from time to time be established by Landlord in writing (the “Premises Rules”) and any modifications or amendments to thereto, provided they are applied uniformly to all tenants of the Premises.

8.             ENVIRONMENTAL REQUIREMENTS. Tenant shall comply with all applicable federal, state and local environmental laws, ordinances and all amendments thereto and rules and regulations implementing the same, together with all common law requirements, which relate to discharge, emissions, waste, nuisance, pollution control, hazardous substances and other environmental matters as the same shall be in existence during the Term of the Lease (collectively, “Environmental Laws”). Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations (collectively, “Permits”) and make all applicable filings required of Tenant under the Environmental Laws required by Tenant to operate at the Premises. The Permits and required filings shall be made available for inspection and copying by Landlord at Tenant’s offices upon reasonable notice and during business hours. Tenant shall not cause or permit any flammable explosive, petroleum products, contaminant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance which is or may become regulated under any applicable federal, state or local law (collectively, “Hazardous Materials”) to be brought upon, kept or used in or about the Premises except for small quantities of such substances as is necessary in the ordinary course of Tenant’s business provided that Tenant shall handle, store, use and dispose of any such Hazardous Material in compliance with all applicable laws and the highest standards prevailing in the industry for the storage and use of such substances or materials, in a manner which is safe and does not contaminate the Premises. If any lender or governmental agency ever requires testing to ascertain whether or not there has been any release of any Hazardous Material, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises. Tenant shall, from time to time, at Landlord’s request, execute such other affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises. Except to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees, Tenant will indemnify and hold Landlord harmless from any liability, claim or injury, including reasonable attorneys’ fees, and the cost of any required or necessary repair, cleanup, remediation or detoxification, arising out of (1) the use, manufacture, handling, storage, disposal or release of any Hazardous Materials by Tenant, its agents and employees on, under or about the Premises, or (2) an actual or alleged violation of Environmental Laws in connection with the occupancy of the Premises by Tenant or any occupant of the Premises or the operation of Tenant’s business on the Premises during the Lease Term; provided further, that Tenant shall not be liable for any environmental contamination that originates off of and migrates to the Premises. Tenant’s liability under this Section 8 is limited to the liability caused by the actions, omissions or negligence of Tenant or Tenant’s employees, invitees, agents or contractors. The foregoing covenants and indemnification shall survive the expiration of the Term of this Lease.

9.             PARKING. Parking areas shall be provided at no additional cost to Tenant. Landlord reserves the right, at all times during the term hereof, to designate and redesignate such parking areas and to prescribe the use thereof by Rules and Regulations. Landlord further reserves the right, at all times during the term hereof, to designate no more than 40% of the parking spaces for exclusive use by other tenants of the Premises. Tenant, its assignees, subtenants, personnel and visitors shall not, at any time, park trucks or delivery vehicles in any of the areas designated for automobile parking. Common parking areas shall be provided by Landlord for use by Tenant and its personnel and visitors on a “first come, first served” basis. All parking spaces and parking areas shall be unattended and shall be utilized at the vehicle owner’s own risk. Landlord shall not be liable for any injury to persons or property or loss by theft, or otherwise.

10.           REPAIRS AND MAINTENANCE.

10.1         Tenant Responsibility. Tenant, at its sole cost and expense throughout the Term, shall (a) take good care of the Premises; (b) keep the same in good order and condition; and (c) make and perform all maintenance and all necessary repairs in and to the Premises, interior and exterior, structural and non-structural, of every nature, kind and description, including but not limited to maintenance and repair of the heating, ventilation, air conditioning, roof, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways. When used in this Lease, “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality to the original work performed in constructing the Premises and shall be made by Tenant in accordance with all laws, ordinances and regulations whether previously or subsequently enacted.

10.2         Exterior Maintenance. At its sole cost and expense throughout the Term, Tenant shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Premises, including appurtenant areas, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

10.3         Landlord Responsibility. Landlord shall have no obligation to perform any maintenance, repairs, or replacements whatsoever. Landlord, at Landlord’s option and after ten (10) days’ advance written notice to Tenant, may elect to perform all or part of the maintenance, repairs and servicing which is the obligation of Tenant hereunder, in which event the cost thereof shall be paid by Tenant as additional rent. Except as provided above, if, at the request of Tenant, Landlord performs any maintenance, repairs or servicing of the Premises which is the obligation of Tenant hereunder, then Tenant shall pay Landlord directly therefor.

11.           UTILITIES. Tenant shall pay for all costs associated with all water, sanitary sewer, electricity, and other utilities serving the Premises, including the exterior lighting, and shall cause the same to be billed directly to Tenant. In no event shall Landlord be liable for damages, nor shall the rental herein reserved be abated or subject to offset or deduction for failure to furnish or any delay in furnishing any utility services nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing all of the provisions of this Lease unless such failure is due to the negligence of Landlord or its employees or agents.

12.           ALTERATIONS. Tenant shall not make any alterations, additions or improvements (“Alteration”) in, on or to the Premises or any part thereof without delivering to Landlord the plans and specifications therefor and obtaining the express, prior written consent of Landlord. Landlord’s consent to an Alteration may be granted or withheld in its sole discretion or may be made contingent upon Tenant agreeing to such reasonable conditions relating thereto as Landlord may impose. Any Alteration shall be made at Tenant’s own cost and expense and in a good and workmanlike manner by a contractor approved by Landlord, in accordance with the laws, ordinances and codes relating thereto and free from any claim or claims for construction liens, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liens, costs and expenses on account of such work. Upon completion of any Alteration, Tenant shall provide Landlord with a copy of the as‑built plans and blueprints for the same, if applicable. Normal and customary decorating and redecorating of the Premises shall not require Landlord’s approval as long as Landlord has been provided reasonable notice and it does not affect Landlord’s operations, fire safety, insurability, or use by other tenants and their customers, invitees, and agents.

13.           LIENS. Tenant shall not create or permit any liens under any construction lien law to be filed or recorded against the Premises or against the interest of Landlord or Tenant therein. If any such lien is filed or recorded, Tenant shall immediately cause such lien to be discharged of record, or bonded over in a form reasonably satisfactory to Landlord.

14.           RIGHT OF ENTRY. Landlord and its agents shall at all times have the right to enter the Premises to inspect the condition thereof, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises, and to alter, improve, or repair the Premises and any portion of the Premises at all times during business hours. Landlord will use reasonable efforts not to interfere with Tenant’s business during such access. Tenant shall not add or change the locks to any doors of the Premises. Tenant will deposit or permit Landlord to deposit on Tenant’s behalf a key to the Premises in a lock box if required by and for the benefit of the local fire department. Any entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, of Tenant or impose any liability on Landlord. Nothing contained herein shall be deemed to impose on Landlord any obligation or duty to make repairs or alterations to the Premises except as expressly provided in this Lease.

15.           INSURANCE. Tenant shall, at its expense, obtain and carry at all times during the Term of this Lease (a) commercial general liability insurance including contractual liability coverage for the indemnification obligations of Tenant contained in this Lease and covering injury to or death of persons and damage to property in an amount not less than $1,000,000 combined single limit per occurrence/$2,000,000 annual aggregate (or such higher amounts as Landlord shall from time to time determine so long as such amounts are typical for properties that are comparable to the Premises and within the geographic area in which the Premises is located); (b) property damage insurance with extended coverage, vandalism and malicious mischief and theft and mysterious disappearance endorsements, without deductible or coinsurance, covering the equipment, personal property and other contents of the Premises and all alterations, additions and leasehold improvements made by or for Tenant in the amount of their full replacement value; and (c) such other insurance as may be reasonably required from time to time by Landlord or any underlying lessor or mortgagee of the Premises. All of such policies shall be written by an insurance company or companies satisfactory to Landlord and with Best Rating A or better, shall name Tenant, Landlord and any other parties in interests designated by Landlord, as insured, as their interests may appear, shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any such other party designated by Landlord may carry, and shall contain a clause that the insurer will not cancel or change the insurance coverage without at least thirty (30) days’ prior written notice to Landlord. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor provided that such blanket policy contains an endorsement that names Landlord and any other party designated by Landlord as an additional insured, references the Premises and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease. Tenant, at its expense, shall keep the Premises insured against loss by fire or other casualty in an amount determined by Landlord. Tenant shall be responsible for insuring any property of any third party stored by Tenant on the Premises, Tenant’s personal property and Tenant’s trade fixtures located on the Premises. Landlord may at any time and from time to time inspect and/or copy any and all insurance policies required to be procured by Tenant under this Lease.

16.           WAIVER OF SUBROGATION. Each party hereby releases the other for liability it may have on account of any loss to the Premises or Premises or contents of either due to fire or any peril included in the coverage of any applicable fire and extended coverage and material damage insurance, however caused, including such losses as may be due to the negligence of the other party, its agents or employees and each party hereby waives any right of subrogation which might otherwise exist in or accrue to such party on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage under applicable state law. If either party fails to maintain in force any insurance required by this Lease to be carried by it, then for purposes of this waiver of subrogation it shall be deemed to have been fully insured and to have recovered the entire amount of its loss. All property insurance required to be maintained by parties under this Lease shall include a waiver of subrogation clause.

17.           NONLIABILITY OF LANDLORD. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises resulting from the Premises, or any part thereof, or any equipment thereof becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air-conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature. All property in or about the Premises or in the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof except as provided above. If Landlord fails to perform any covenant or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency.

18.           CASUALTY. If the Premises is damaged or destroyed by fire or other casualty covered by insurance, then (unless this Lease is terminated by Landlord as hereinafter provided) this Lease shall continue in full force and effect and Landlord shall proceed, after adjustment of such loss, to repair or restore the Premises to the condition which Landlord furnished to Tenant upon the commencement of the Term. Landlord shall be under no obligation to restore any Alterations to the Premises made by Tenant unless the same is covered by Landlord’s insurance, but nothing herein shall be construed to require Landlord to insure such property. In no event shall Landlord be obligated to expend an amount in excess of the insurance proceeds received by Landlord for such repair or restoration. Notwithstanding the foregoing, if any destruction or damage to the Premises (whether or not the Premises are affected) is so extensive that Landlord, in its sole discretion, elects not to repair or restore the Premises, or the proceeds of insurance are not sufficient or available to fully pay the cost of the repair or restoration, then Landlord may terminate this Lease effective as of the date of the damage by written notice to Tenant within sixty (60) days of the casualty. The provisions of this Section are subject to the rights of Landlord’s mortgagees, if any. Except in the case of an event of force majeure (defined below), if Landlord does not make the determination to restore or rebuild the Premises within sixty (60) days after the casualty, or if the Premises are not repaired or rebuilt within one hundred eighty (180) days after the casualty, Tenant shall have the right to terminate this Lease, by giving notice to Landlord within twenty (20) days following the expiration of the applicable time period.

19.           CONDEMNATION. If all or substantially all of the Premises are sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession is transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. If any material part of the Premises is sold or taken, Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority upon giving written notice thereof to Tenant, and the rental payable hereunder shall be apportioned accordingly. If this Lease is not terminated pursuant to the foregoing, then this Lease shall continue in force as to the part of the Premises not taken and the rent payable thereafter shall be reduced in proportion to the amount of total floor area of the Premises taken. If any such taking occurs, Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall, unless this Lease has been terminated, make necessary repairs and restorations (exclusive of Tenant’s leasehold improvements and Alterations) to restore the Premises remaining to as near its former condition as circumstances will permit. All damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises shall belong to and be the sole property of Landlord whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, Tenant shall have the right to pursue such claim or claims as Tenant may have legally for relocation expenses, interruption of business and such items which do not reduce the award or proceeds of sale payable to Landlord. If this Lease is terminated, Tenant shall not have any claim against Landlord for the value of the unexpired term hereof. The provisions of this Section are subject to the rights of Landlord’s mortgagees, if any. Except in the case of an event of force majeure (defined below), if Landlord does not make the determination to restore or rebuild the Premises within sixty (60) days after the condemnation, or if the Premises are not repaired or rebuilt within one hundred eighty (180) days after the condemnation, Tenant shall have the right to terminate this Lease, by giving notice to Landlord within twenty (20) days following the expiration of the applicable time period. If the Premises or any part of the Premises are rendered untenantable by the condemnation, a just proportion of the rental, based upon the number of rentable square feet of area in the Premises which are untenantable, shall be abated until the Premises or such part of the Premises shall have been put in a tenantable condition.

20.           ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease or sublet any part or all of the Premises and shall not permit any use of any part of the Premises by any other party, or any transfer of its interest in the Premises by operation of law without Landlord’s prior consent, which will not be unreasonably withheld or delayed except as required under any mortgage affecting the Premises (refusal or delay due to any mortgagee shall be considered a “reasonable” grounds for withholding consent). Without waiving Landlord’s right hereunder to declare a default in the event of an assignment of this Lease or a subletting of the Premises or any part thereof or occupancy of the Premises by anyone other than Tenant, Landlord may collect from the assignee, sublessee or occupant, any rental and other charges herein required, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupancy, nor a release of Tenant from the performance by Tenant of this Lease. Tenant at all times and under all circumstances shall remain liable to Landlord for the payment of Base Rent and Additional Rent due and to become due and the performance of all other obligations of Tenant hereunder for the term hereof. Tenant shall pay to Landlord, as additional rent, any costs and expenses including attorneys’ fees incurred by Landlord in connection with any proposed or purported assignment, sublease or other transfer.

21.           DEFAULT. If:

(a)           Tenant fails to pay the Base Rent or Additional Rent or any charge due, or

(b)           Tenant fails to perform any of the other covenants or conditions herein contained on the part of Tenant, and such default shall continue for ten (10) days after written notice thereof shall have been given to Tenant, provided, however, if the nature of the default is such that it cannot be reasonably cured within the ten (10) day period, Tenant shall not be deemed in default if Tenant commences to cure within the ten (10) day period and diligently prosecutes the same to completion within thirty (30) days of the written notice from Landlord, or

(c)           Tenant or any guarantor of this Lease becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or

(d)           a receiver or trustee of Tenant’s property or that of any guarantor of this Lease is appointed and such receiver or trustee, as the case may be, is not discharged within thirty (30) days after such appointment, then in any such case, Landlord may, upon written notice to Tenant, recover possession of and reenter the Premises without affecting Tenant’s liability for past rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to rent and other charges equivalent to rent, all other damages sustained by Landlord on account of the breach of this Lease, including, but not limited to, the costs, expenses and reasonable attorneys’ fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, brokerage and reasonable attorneys’ fees connected with the reletting of the Premises. At the election of Landlord, exercised by written notice to Tenant, Landlord shall also have the right to declare this Lease terminated and canceled, without any further rights or obligations on the part of Landlord or Tenant (other than Tenant’s obligation for Base Rent and Additional Rent and other charges due and owing through the date of termination), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises. In case of a default under this Lease, Landlord may, in addition to terminating this Lease, or in lieu thereof, pursue such other remedy or combination or remedies and recover such other damages for breach of tenancy and/or contract as are available at law or otherwise.

After expiration of any applicable grace periods, Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant’s failure to obtain insurance, make repairs, or satisfy lien claims) and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees, shall be payable to Landlord as additional rent due on demand, together with interest at the rate provided in Section 26 below from the date of the advance to the date of repayment by Tenant to Landlord.

A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

No receipt of money by Landlord from Tenant after the expiration or termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

22.           INTEREST. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at an annual rate equal to the greater of (1) five percent (5%) per annum in excess of the prime rate of interest announced, from time to time, by JPMorgan Chase & Co. or (2) twelve percent (12%) per annum (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

23.           SURRENDER. Upon the termination of this Lease, by expiration or otherwise, Tenant shall peaceably surrender the Premises to Landlord in good condition and repair consistent with Tenant’s duty to make repairs as provided herein. All Alterations and decorations made to the Premises by Tenant shall remain and be the property of Landlord unless Landlord shall require Tenant, at Tenant’s expense, to remove any or all thereof and repair the damage caused by such removal. If Landlord is provided with accurate plans and specifications, Landlord shall indicate, prior to commencement of construction or installation of any Alteration or decoration, whether such Alterations or decorations will remain with the Premises at the end of the Term of the Lease. All furniture, equipment and unattached movable personal property owned by Tenant shall be removed from the Premises by Tenant no later than the termination date, and Tenant shall repair any and all damage caused by such removal. Tenant shall also remove all cabling, wiring and ancillary equipment installed by Tenant in the Premises and repair any damage caused by such removal. If the Premises are not surrendered upon the termination of this Lease as set forth herein, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claim made by any succeeding tenant founded on such delay. Tenant shall also surrender all keys to the Premises and shall inform Landlord of combinations for any locks, safes and vaults, if any, in the Premises.

24.           HOLDOVER. If Tenant remains in possession of the Premises without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord twice the last current rental, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant’s receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

25.           TRANSFER BY LANDLORD. A sale or conveyance by Landlord of the Premises releases Landlord from any future liability under this Lease, provided the transferee landlord assumes all obligations of Landlord arising on or after the date of such transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant will attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease.

26.           SUBORDINATION. Subject to the provisions below, this Lease is and shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on or against the Premises, or on or against Landlord’s interest or estate therein, and including all extensions, renewals, amendments and supplements to any such financing, without the necessity of the execution and delivery, of any further instruments on the part of Tenant to effectuate such subordination. Tenant will execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages as may be required by Landlord provided that the holder of any mortgage has agreed to recognize the rights of Tenant under this Lease so long as Tenant is not in default hereunder. Notwithstanding anything herein above contained in this Section, if the holder of any mortgage at any time elects to have this Lease constitute a prior and superior lien to its mortgage, then upon any such holder notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of such mortgage.

27.           MODIFICATIONS. Tenant will execute any modification of this Lease which may be required by a lender as a condition to making a first mortgage loan on the Premises; provided that no such modification shall alter the rent or term provided herein or materially reduce the economic value hereof to Tenant. Tenant will complete and promptly return any estoppel certificates that may be required in connection with any mortgage loan on the Premises.

28.           ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than ten (10) days’ prior request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and (b) the dates to which the rent and other charges have been paid, and (c) that Landlord is not in default under any provisions of this Lease (or if Tenant knows of any such default, specifying the same) and (d) such other matters as Landlord or Landlord’s mortgagee may reasonably require. Any such statement may be relied upon by any person proposing to acquire Landlord’s interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest.

29.           NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, and delivered in person or sent by either United States certified mail, return receipt requested, postage prepaid or by Federal Express or other nationally recognized overnight delivery service. Notices and demands to Tenant shall be addressed to it at the address set forth above or to such other place as Tenant may from time to time designate in a written notice to Landlord. Notices and demands to Landlord shall be addressed to it at the address set forth above, or to such other firm or to such other place as Landlord may from time to time designate in a written notice to Tenant.

30.           BINDING EFFECT. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

31.           INTERPRETATION. The laws of the State of New York shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease.

32.           FORCE MAJEURE. If either party is delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond either party’s reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, Tenant’s obligation to pay rent shall not be affected hereby.

33.           ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the full Rental due or the full amount of any other payments to be made by the Tenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover an amount due hereunder or pursue any other remedy provided in this Lease.

34.           WAIVER. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and only for the time and to the extent stated therein. One or more waivers of any breach of any covenant, term or condition of this Lease by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

35.           COUNTERPARTS. This Lease may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one document. Either party hereto may execute this document by facsimile signature which facsimile signature shall be deemed to be an original signature.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

GLOBAL EQUIPMENT COMPANY INC.		ADDWIN REALTY ASSOCIATES, LLC

By:	/s/ Eric Lerner	By:	/s/ Richard Leeds

Name:	Eric Lerner	Name:	Richard Leeds

Title:	Secretary	Title:	Member